EXHIBIT 5

                   [Letterhead of Harney, Westwood & Riegels]



1 February 2000



Securities Exchange Commission
Division of Corporation Finance
Washington, DC 20549
USA

Dear Sirs,

Re:   Registration Statement on Form S-8 Filed by
      Tommy Hilfiger Corporation Relating to the
      Tommy Hilfiger U.S.A. and Tommy Hilfiger
      (Eastern Hemisphere) Limited 1992 Stock Incentive Plans

We are British Virgin Islands counsel to Tommy Hilfiger Corporation, a company incorporated under the laws of the British Virgin Islands (hereinafter called the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the Ordinary Shares, par value $.01 per share (the "Ordinary Shares"), of the Company issuable under the Tommy Hilfiger U.S.A. 1992 Stock Incentive Plan, as amended and restated, and the Tommy Hilfiger (Eastern Hemisphere) Limited 1992 Stock Incentive Plan, as amended and restated (together, the "Plans").

For the purpose of this opinion, we have examined originals or copies of the Plans, the Memorandum and Articles of Association of the Company, a facsimile copy of the resolutions of the Board of Directors of the Company adopted on 31 January 2000, and such other corporate documents and records of the Company as we have deemed relevant and necessary as a basis for this opinion.

For purposes of this opinion we have assumed the genuineness of all signatures on all documents and the completeness, and the conformity to original documents, of all copies submitted to us and that all representations of fact (other than those opined on below) expressed in or implied by the documents are accurate. We have also assumed that the resolutions abovementioned continue in full force and effect, having not been revoked by subsequent resolution.



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On the basis of the foregoing, we are of the opinion that the 19,440,000
Ordinary Shares of the Company when issued pursuant to the terms of the Plans will be validly issued, fully paid and non assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 relating to the Plans.

Yours faithfully,
HARNEY, WESTWOOD & RIEGELS

/s/Hazel-Dawn Hewlett.

Hazel-Dawn Hewlett.